                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   Form 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)         March 14, 1997
                                                  -----------------------------

                                 MaxServ, Inc.
-------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)



Delaware                           0-12544                       74-2707626
-------------------------------------------------------------------------------
(State or other                   (Commission                 (I.R.S. Employer
 jurisdiction                     File Number)               Identification No.)
of incorporation)



8317 Cross Park Drive            Austin, Texas                      78754
-------------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)




Registrant's telephone number, including area code         (512) 834-8341
                                                    ---------------------------

                                      N/A
 ------------------------------------------------------------------------------
        (Former name or former address, if changed since last report.)

Item 1.   Changes in Control of Registrant.


          On March 18, 1997 (the "Effective Time"), Max Acquisition Delaware Inc., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Sears, Roebuck and Co., a New York corporation ("Parent"), was merged (the "Merger") with and into MaxServ, Inc., a Delaware corporation (the "Registrant"), pursuant to an Agreement and Plan of Merger by and among the Registrant, Purchaser and Parent, dated as of March 2, 1997 (the "Merger Agreement"). The Merger occurred subsequent to a tender offer (the "Offer") by Purchaser for any and all outstanding shares of common stock of the Registrant not owned by Parent at a cash price of $7.75 per share, which Offer expired on March 14, 1997. Purchaser acquired 3,696,183 shares pursuant to the Offer, which, together with the 7,033,333 shares previously owned by Parent and transferred to Purchaser prior to the Effective Time, resulted in Purchaser's aggregate ownership of approximately 98% of the outstanding shares of common stock of the Registrant. As a result of the Merger, the Registrant became a wholly owned subsidiary of Parent and Purchaser ceased to exist as a separate corporate entity.

          In connection with the Merger, each outstanding share of the Registrant's common stock not tendered pursuant to the Offer or otherwise owned by Purchaser immediately prior to the Effective Time was converted into the right to receive $7.75 per share in cash, without interest thereon, from the Registrant upon surrender and delivery of such shares (together with a properly completed and executed Letter of Transmittal) to the disbursing agent in connection with the Merger. This right is subject to the appraisal rights described in the Notice of Merger and Appraisal Rights Available to Former Stockholders of MaxServ, Inc., dated as of March 25, 1997 (the "Notice"), which Notice was mailed to former stockholders of the Registrant on March 25, 1997.

          As a result of the Merger, the stock transfer books of the Registrant were closed at 4:15 p.m. EST on March 18, 1997.

          In accordance with the terms of the Merger Agreement, the eight members of the Board of Directors of the Registrant resigned effective as of the Effective Time and were replaced by the three directors of Purchaser.

                                  Signatures


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MAXSERV, INC.



Date:  March 28, 1997                   By:  /s/  Neil A. Johnson
                                            -----------------------
                                            Neil A. Johnson
                                            Senior Vice President, Finance and
                                            Chief Financial Officer

                                 EXHIBIT INDEX

                                                                          Page
Exhibit   Description of Exhibit                                          Number
--------------------------------------------------------------------------------
  2.1     Agreement and Plan of Merger, by and among MaxServ, Inc.,
          Max Acquisition Delaware Inc. and Sears, Roebuck and Co.,
          dated as of March 2, 1997*

  2.2     Notice of Merger and Appraisal Rights Available to Former
          Stockholders of MaxServ, Inc.

  2.3     Letter of Transmittal
================================================================================



------------------
* Previously filed with the Securities and Exchange Commission as Exhibit 21 to Amendment No. 1 to Schedule 14D-9 (Solicitation/Recommendation Statement) filed by the Registrant on March 3, 1997. The Agreement and Plan of Merger is hereby incorporated herein by reference.